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                                Exhibit 10.4



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                        STORAGE AND THRUPUT AGREEMENT


         This Storage and Thruput Agreement ("AGREEMENT") is made effective the 1st day of November, 2006 (the "EFFECTIVE DATE") between Center Point Terminal Company, a Delaware corporation ("TERMINAL"), and FutureFuel Chemical Company, a Delaware corporation formerly known as Eastman SE, Inc. ("CUSTOMER").

                                  RECITALS

         A. Terminal is the owner of storage facilities located at Little Rock, Arkansas, Memphis, Tennessee and Port Allen, Louisiana (each a "TERMINAL FACILITY" and collectively the "TERMINAL FACILITIES").

         B. Customer and Terminal desire to enter into this Agreement to provide for the storage and handling of biodiesel (the "PRODUCT") at the Terminal Facilities.

                                  AGREEMENT

         In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows.

1. FACILITY. Terminal agrees to provide a safe area for the purpose of loading or unloading storage tanks at the Terminal Facilities ("TANKS") suitable for storage of biodiesel, biodiesel/petrodiesel blends, palm oil, methanol and other biodiesel feedstocks ("PRODUCTS") in Terminal's above-ground tankage at the Terminal Facilities. Terminal and Customer will determine from time to time in accordance with Exhibit A the amount of storage capacity required by Customer at each Terminal and the allocation of such Tanks to Customer's Products, provided that the total capacity will not exceed 250,000 barrels. Terminal further agrees to provide all suitable terminal and related facilities required to safely perform all operations contemplated to be performed by Terminal herein. All such facilities are to be maintained in good working order by Terminal at its own cost and expense at all times during the term of this Agreement.

2. OPERATIONS. Customer will deliver its Products to the Terminal Facilities in bulk by tanker truck or barge or, in the case of the Port Allen Terminal Facility, ship. Terminal will, in compliance with all applicable state, federal and local laws and regulations, receive, store, handle and reship such Products in accordance with Customer's reasonable requirements submitted to Terminal by Customer in writing, and will tender such Products to carriers for shipment as directed by Customer in writing. The receipt, formulating, storage, handling, reshipment and related operations contemplated hereunder will be conducted by or on behalf of Terminal in accordance with generally accepted terminalling practices. Receipts will be issued by Terminal to Customer for all Products delivered to Terminal by or for Customer. All marine movements will be verified by a suitable Independent Inspection Agency selected by Terminal and reasonably satisfactory to Customer; the cost of such Agency will be borne by Customer.

3. TERM. The term of this Agreement runs for a period of two years commencing with the Effective Date and expiring on October 31, 2008 (the "INITIAL TERM"). This Agreement automatically renews itself after the end of the Initial Term for successive one-year periods (the "RENEWAL TERMS") unless either party hereto notifies the other party hereto in writing at least 90 days prior to expiration of the Initial Term or the then current Renewal Term, as applicable, of its intent to cancel this Agreement, in which event this Agreement terminates at the end of the Initial Term or such Renewal Term, as applicable.


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4. CHARGES. In consideration of the Tanks, other facilities and services to be provided by Terminal to Customer hereunder, Customer agrees to pay
Terminal: (i) a monthly fee equal to $0.35 of shell capacity available for Product thruput at each Terminal each month as determined in accordance with Exhibit A; and (ii) fees for heating as generally charged by Terminal at each of the Facilities; and (iii) fees for such other services as are provided by Terminal to Customer and customarily charged to Terminal's other customers at the Terminal Facilities.

5. TITLE. Title to all Products delivered by or for Customer to Terminal remains in Customer's name.

6. INDEPENDENT CONTRACTOR. It is understood and agreed by the parties hereto that Terminal, in performing the services hereunder, is acting as an independent contractor and not as an agent of Customer.

7. INDEMNIFICATION.

   7.1. BY TERMINAL. Subject to Sections 7.3, 8, 9 and 11, and except as otherwise provided in Section 12, Terminal hereby unconditionally, irrevocably and absolutely agrees to protect, defend, indemnify and hold harmless Customer and Customer's past, present and future officers, directors, employees, agents, attorneys and representatives, and each of the foregoing's successors and assigns (collectively the "CUSTOMER INDEMNITEES"), from any and all manner of actions, suits, debts, sums of money, interest owed, accounts, controversies, agreements, guaranties, promises, undertakings, charges, damages, judgments, executions, obligations and reasonably incurred costs, expenses and fees (including reasonable attorneys' fees and court costs), counterclaims, claims, demands, causes of action, liabilities, losses and amounts paid in settlement (collectively "ADVERSE CONSEQUENCES") incurred, paid or sustained by any of the Customer Indemnitees, in each case in connection with, arising out of, based upon, relating to or otherwise involving the negligent or willful acts or omissions on the part of Terminal, its employees, agents or contractors in the performance of this Agreement.

   7.2. BY CUSTOMER. Subject to Sections 7.3, 9 and 11, and except as otherwise provided in Section 12, Customer hereby unconditionally, irrevocably and absolutely agrees to protect, defend, indemnify and hold harmless Terminal and Terminal's past, present and future officers, directors, employees, agents, attorneys and representatives, and each of the foregoing's successors and assigns (collectively the "TERMINAL INDEMNITEES"), from any and all Adverse Consequences incurred, paid or sustained by any of the Terminal Indemnitees, in each case in connection with, arising out of, based upon, relating to or otherwise involving: (i) the negligent or willful acts or omissions on the part of Customer, its employees, agents, or contractors (including any contractors transporting Products to or from a Terminal Facility unless under the employ or under contract to Terminal) in the performance of this Agreement; and (ii) the receipt, formulating, storage, handling or reshipment of Customer's Products pursuant to this Agreement.

   7.3. CONCURRENT FAULT. In the event that any Adverse Consequences are caused in whole or in part by the concurrent negligent or willful acts or omissions of Terminal, its employees, agents or contractors, on the one hand, and Customer, its employees, agents or contractors, on the other hand, then the obligation of the parties to indemnify under this Section 7 will be comparative and each party will indemnify the other to the extent that such party's act or omission (or the acts or omissions of such party's employees, agents or contractors) was the cause of such injury, damage or death.

   7.4. CONTROL OF CLAIM. If any such action, suit or proceeding is commenced against, or any such claim, demand or amount is assessed against, any person in respect of which such person proposes to demand indemnification hereunder (the "INDEMNITEE"), the person from whom the Indemnitee is seeking indemnification hereunder (the "INDEMNITOR") is to be notified to that effect with reasonable promptness.


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The Indemnitee is to control the defense of any such action, and may employ counsel in defense thereof, all at Indemnitor's expense, unless and until Indemnitor satisfies or otherwise settles such action and obtains a release of the Indemnitee from the third party bringing such action, in a form acceptable to the Indemnitee and his counsel.

8. LIMITATION ON LIABILITY. If loss or damage to any of Customer's Products arises from any cause (including improper loading and unloading of Customer's Products or actions not conforming to Customer's orders on the part of Terminal, its employees, agents, or contractors), Terminal will not be liable to Customer for more than the actual cost to Customer of any lost or damaged Product, less salvage value. Terminal will not be responsible for Adverse Consequences resulting from the loss or destruction of any of Customer's Products except and to the extent that such loss or destruction is caused by the negligence of Terminal, its employees, agents or invitees (other than Customer or Customer's employees, agents or invitees). Terminal will not be responsible for chemical deterioration of any of Customer's Products resulting from the ordinary storage of Customer's Products at a Terminal Facility. Terminal will have no liability to a Customer Indemnitee unless a written claim is delivered to Terminal by the Customer Indemnitee within four months after Terminal reports the alleged loss to the Customer or the Customer discovers the alleged loss, whichever is earlier. Customer may not make any deductions from any invoice presented by Terminal pending the resolution of any claim. EXCEPT AS EXPRESSLY HEREIN PROVIDED, THERE ARE NO GUARANTEES OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE. Notwithstanding anything to the contrary contained in this Agreement, Terminal will not have liability for any reason whatsoever to Customer for evaporation, shrinkage or other loss of Product in an amount equal to or less than .5% (one-half of one percent) of the average volume of Customer's Products stored at the Terminal Facilities for the relevant period of time.

9. INSURANCE.

   9.1. TERMINAL. Terminal agrees to provide and carry (or cause to be provided and carried) the following insurance during the term of this Agreement, at its expense and in forms and with insurance companies reasonably acceptable to Customer:

        (i) Statutory Workmen's Compensation and Employer's Liability Insurance with a minimum limit of the greater of $1,000,000 per occurrence or the applicable amount required by state or federal laws;

        (ii)  Comprehensive General Liability Insurance as follows:

              (a) Bodily Injury Liability in an amount of not less than
                  $1,000,000 for injuries, including death, to any one person in any one occurrence, and in an amount of not less than $2,000,000.00 covering injuries, including death, to more than one person in any one occurrence; and

              (b) Property Damage Liability in an amount of not less than
                  $1,000,000 covering damage to or destruction of property in any one occurrence; and

        (iii) Fire and Extended Coverage to cover replacement value of the Terminal Facilities.

Terminal has no obligation under this Agreement to insure Customer's Product and property or property of others.

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   9.2. CUSTOMER. Customer agrees to provide and carry (or cause to be provided and carried) the following insurance during the term of this Agreement (for itself and its subcontractors and third party carriers), at its expense and in forms and with insurance companies reasonably acceptable to Terminal:

        (i) Statutory Workmen's Compensation and Employer's Liability Insurance with a minimum limit of the greater of $1,000,000 per occurrence or the applicable amount required by state or federal laws;

        (ii)  Comprehensive General Liability Insurance as follows:

              (a) Bodily Injury Liability in an amount of not less than
                  $1,000,000 for injuries, including death, to any one person in any one occurrence, and in an amount of not less than $2,000,000.00 covering injuries, including death, to more than one person in any one occurrence; and

              (b) Property Damage Liability in an amount of not less than
                  $1,000,000 covering damage to or destruction of property in any one occurrence; and

        (iii) Comprehensive Automobile Liability Insurance with liability limits of $2,000,000 per occurrence for bodily injury and property damage.

The Commercial/Comprehensive General Liability insurance coverage required to be carried by or on behalf of Customer must include Terminal as an additional insured as its interest may appear. Other insurance, if desired by Customer or Customer's contractors, must be carried by Customer or its contractors at their own expense. If Customer carries any insurance on Customer's Product or Customer's property, Customer must cause its insurance carrier to endorse the policies to waive subrogation against Terminal. If Customer is self-insured for losses to Customer's Product or Customer's property, Customer hereby waives subrogation against Terminal. Copies of any and all of the foregoing insurance policies and endorsements must be furnished to Terminal upon request.

10. DEFAULT. If a party (the "DEFAULTING PARTY") fails to perform any of the covenants or obligations of performance or payment imposed upon it under and by virtue of this Agreement (except where such failure is excused under other applicable provisions hereof), then in such event the other party (the "NON-DEFAULTING PARTY") must give the Defaulting Party written notice thereof, stating specifically the cause for which such notice of default is given. The Non-Defaulting Party may cancel this Agreement (by written notice to the Defaulting Party) without any further obligation and has the right to collect any amount due it hereunder for any Adverse Consequences suffered by it if: (i) the Defaulting Party fails to make payment within ten days after receipt of notice of default in payment for charges; or (ii) within a period of 30 days after receipt of notice of any other default hereunder the Defaulting Party does not commence with diligence to remove and remedy the default, fully indemnify the Non-Defaulting Party from any and all Adverse Consequences resulting from such default and thereafter pursue and complete removal of such default with diligence.

11. FORCE MAJEURE.

    11.1. EFFECT OF FORCE MAJEURE. If either party is rendered unable by force majeure to perform or comply fully or in part with any obligation or condition of the Agreement (other than the payment of money), the affected party must give written notice to the other party of such force majeure event within 48 hours after receiving notice of the occurrence of force majeure event relied upon. In such event, both parties will be relieved of liability and will suffer no prejudice for failure to perform their obligations hereunder during such period, except for the obligations to make payment of any and all charges for services provided pursuant to this Agreement prior to the occurrence of such force majeure event (and any


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indemnification obligations hereunder). In addition, Terminal will have the right to curtail storage space or allocate its supply of storage in a manner which, in its sole discretion, is fair and reasonable in the circumstances, and will not be obligated to obtain or purchase other storage space for Customer and Customer will not hold Terminal responsible in any manner for any losses or damages which Customer may claim as a result of any such failure, curtailment or allocation by Terminal. Terminal will not be required to make up any storage space not available as a result of any force majeure event. In the event that the period of suspension under this Section
11.1 continues in excess of 30 calendar days, this Agreement may be canceled with respect to the applicable Terminal Facility at the option of either party, without liability of either party.

    11.2. DEFINITION. As used herein, the term "force majeure" includes, by way of example and not in limitation, fire, acts of god, adverse weather, navigational accidents, vessel damage or loss, accidents at or closing of a navigational or transportation mechanism, strikes, grievances or actions by or among workers, lock-outs or other labor disturbances, explosions or accidents to wells, pipelines, storage depots, refinery facilities, machinery and other facilities, actions of any government or by any person purporting to represent a government, shortage, interruption or curtailment of crude oil, acts of terrorists or other causes not reasonably within the control of the affected party and which such party by the exercise of reasonable diligence could not have prevented or overcome.

12. ENVIRONMENTAL MATTERS. In the event of any Product spill, discharge or other casualty resulting in or having the potential to cause environmental pollution in connection with the performance of this Agreement, Terminal immediately may commence containment or clean-up operations as deemed appropriate or necessary by Terminal or as required by any governmental authority. Terminal will notify Customer immediately of the event and those operations. Terminal will take commercially reasonable steps to keep Customer advised of such plans and activities. Customer will have the right to participate in the decisions and remedial activities being taken and, if appropriate, promptly send response personnel to the site. If remedial activities are required and the responsible party has not been identified, the responsibilities for prompt payments for the remedial activities being incurred, as well as initial response costs incurred by Terminal and Customer will be shared equally between Customer and Terminal. The ultimate apportionment between Customer and Terminal of all costs and other damages occasioned by the occurrence will be determined in the following manner.

    (i) If the occurrence was caused by the negligence of Terminal, its agent, employees, contractors or customers, Terminal will indemnify and hold Customer harmless as set forth in Section 7.1.

    (ii) If the occurrence was caused by the negligence of Customer, its agents, contractors, customers (including vessels tendered by Customer and its customers), Customer will indemnify and hold Terminal harmless as set forth in Section 7.2.

    (iii) If the occurrence was caused by the negligence of both Terminal and Customer or the parties associated with them as defined above, the costs and damages will be shared ratably based upon the percentage of negligence attributable to each party as set forth in Section 7.3.

    (iv) If the occurrence was caused by a third party either known or unknown in conjunction with the loading or unloading of Product, Customer and Terminal will cooperate and will equally share all costs related to the occurrence and the cost of recovering the damages from the third party or any available clean-up fund. If recovery is made, such recovery will be apportioned so as to equalize each party's share. If partial or no recovery is made, the loss will be shared equally.

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Terminal maintains capabilities to respond to emergency situations which may include spill containment booms, oil absorbent material and, if applicable, a boat at the terminal in readiness at all times. Emergency response teams are trained from volunteer employees and training is up-dated and reinforced on a regular basis. Terminal emergency procedures are set forth in appropriate sections of the following documents: U.S. Coast Guard Dock Operations Manual, EPA's Spill Prevention Control and Counter Measures Plan; OSHA's Risk Assessment and Emergency Response Contingency Plan, as well as the Oil Pollution Act of 1990 Manual for both the U.S. Coast Guard and EPA. These plans are currently in place and are maintained on an up-to-date basis. The provisions of this Section 12 are contractual in nature and apply only within the content of this Agreement. Nothing herein is intended to nor may be construed as establishing legal liabilities or responsibilities between Customer or Terminal, on the one hand, and third-party or governmental agencies, on the other hand.

13. REMOVAL OF PRODUCT. Immediately upon the termination of this Agreement for any reason, Customer agrees to remove from the Terminal Facilities all of its Product, supplies, equipment and other materials. Customer may waive such right as to all or part of same, in which case, if accepted in writing by Terminal at its sole option, the Product, supplies, equipment and other materials so waived will become the property of Terminal; provided, however, that in all cases Customer must clean or cause to be cleaned all the Tanks and also is liable for and will pay all directly-related disposal costs. If waste is generated on the Terminal Facility's premises as a result of the Product's removal, Customer required flushings or transfer into pipeline, then Terminal and Customer must mutually agree on an environmentally sound method of disposal of waste in accordance with all applicable laws and regulations. If the parties fail to agree to an environmentally sound method for disposal of such waste within ten days following a proposal by Terminal, then Terminal has the right to direct and carry out the disposal of such waste in accordance with applicable laws and regulation, in its name or in the name of Customer, all at Customer's sole cost and expense. Customer agrees to pay the cost of such removal and disposal, including such costs or charges as Terminal may be required to pay in regard to such waste, including the cost of preparing and processing any documents in connection therewith.

14. REGULATORY COMPLIANCE. Terminal agrees to notify (the "COMPLIANCE NOTICE") Customer if, in order to comply with applicable laws or governmental regulations or in order to prevent, reduce, control or monitor any emission or discharge into the environment of any nature whatsoever, any governmental or regulatory body initiates a requirement subsequent to the Effective Date which causes Terminal to: (i) incur additional expense; (ii) effect changes in the operation of a Terminal Facility; (iii) make any addition to the improvements on a Terminal Facility; or (iv) change Terminal's normal methods of operation. Such Compliance Notice must include Terminal's estimate of Customer's share of the additional expense and of the additional expense of making such changes or additions (the "COMPLIANCE EXPENSE"). The estimate of Compliance Expense may only include Terminal's estimate of the actual or pro-rata incremental cost of such additional expense, change or additions (including engineering and overhead expense and subsequent direct changes or additions attributable to the presence of Customer at the Terminal Facility). On or before 30 days following delivery of the Compliance Notice, Customer and Terminal agree to negotiate in good faith to reach an agreement as to the amount and terms of payment of the agreed-to amount of the Compliance Expense to be paid by Customer to Terminal. The terms of payment must reasonably compensate Terminal for financing the agreed-to amount of Compliance Expense in the event that the terms of payment do not provide for Customer's complete and immediate reimbursement of Terminal's actual cash expenditures. In the event Terminal and Customer are unable to agree upon Customer's share of the Compliance Expense, either party has the right to terminate this Agreement within 180 days of Terminal's delivery of the Compliance Notice to Customer.

15. AMENDMENT AND MODIFICATION. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is


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sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

16. ASSIGNMENTS. Customer may not assign or transfer any of its rights or obligations under this Agreement to any other person without the prior written consent of Terminal, which consent may not be unreasonably withheld, delayed or conditioned. Notwithstanding the preceding sentence, Customer may without the prior consent of Terminal assign its rights under this Agreement to: (i) any affiliate of Customer, but no such assignment relieves Customer of any of its obligations under this Agreement; and (ii) an assignee who acquires all or substantially all of Customer's assets (including by way of a merger), but in the case of this clause (ii), Customer must give Terminal prior written notice of such transfer and Terminal may, if it is not satisfied with such transferee in its sole discretion, terminate this Agreement within 30 days of receipt of notice of such transfer.

17. CAPTIONS. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

18. CONFIDENTIALITY. Customer has confidential information, know-how and technical data concerning formulae and methods of manufacturing the Products handled hereunder, and mixtures thereof (collectively the "CONFIDENTIAL INFORMATION"). Customer may from time to time make such Confidential Information available to Terminal. Terminal agrees to maintain any Confidential Information that it may receive from Customer confidential and will not disclose such information to any person without the prior written consent of Customer. However, Terminal may disclose such Confidential
Information: (i) to legal counsel of Terminal; (ii) to other professional advisors of Terminal (but only if they have been informed of the confidential nature of such Confidential Information and agree in writing to be bound by the terms of this Section); (iii) to regulatory officials having jurisdiction over Terminal; and (iv) as required by law or legal process or in connection with any legal proceeding to which Terminal is a party or is otherwise subject. In each such event (other than clause (i)), Terminal, prior to such disclosure, is to inform Customer.

19. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa;
(ii) references to any person include such person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section and exhibit references are to this Agreement unless otherwise specified;
(viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any law mean such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

20. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted


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through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

21. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

22. FAILURE OR DELAY. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

23. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

24. LEGAL FEES. Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such costs and expenses. In the event any party brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by another party, the prevailing party is entitled to recover its attorneys' fees and expenses.

25. NOTICES. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person; (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one business day after delivery to the telegraph company or overnight courier service with payment provided for; (iv) in the case of telex or telecopy or fax, when sent, verification received; or (v) in the case of electronic transmission such as e-mail, when sent; in each case addressed as follows:

                  if to Customer:

                           FutureFuel Chemical Company
                           2800 Gap Road
                           State Highway 394 South
                           Batesville, Arkansas 72501-9680
                           Attn: President
                           Fax #: (870) 698-5303

                  if to Terminal:

                           Center Point Terminal Company
                           8235 Forsyth Blvd., Suite 400
                           St. Louis, Missouri 63105
                           Attn: President
                           Fax #: (314) 854-8539

or to such other address as any party may designate by notice to the other party in accordance with the terms of this Section.

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26. REMEDIES CUMULATIVE. Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available to any party at law, in equity or otherwise.

27. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

28. SUCCESSORS AND ASSIGNS. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective permitted successors and assigns.

29. THIRD-PARTY BENEFICIARY. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

                          CENTER POINT TERMINAL COMPANY



                          By: /s/ Christopher J. Schmidt
                              -------------------------------------------------
                                  Christopher J. Schmidt, Assistant Secretary


                          FUTUREFUEL CHEMICAL COMPANY



                          By: /s/ Randall W. Powell          10/30/06
                              ----------------------------------------
                                  Randal W. Powell, President



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                                  EXHIBIT A
                              STORAGE CAPACITY


Terminal will initially provide to Customer a 45,000 barrel tank at the Little Rocker Terminal Facility and the initial fee will be based upon 45,000 barrels of shell capacity availability.

From time to time, Terminal and Customer may agree on additional tanks to be allocated to Customer at each of the Terminal Facilities, in which case the monthly fee will be adjusted to include such additional tanks.